Exhibit 10.1
EXCHANGE AGREEMENT
     This EXCHANGE AGREEMENT (the “Agreement”), dated as of October 18, 2010, is being entered into by and between CONVERTED ORGANICS INC., a Delaware corporation (the “Company”), and OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS and OPPENHEIMER NEW JERSEY MUNICIPAL FUND, each a series of OPPENHEIMER MULTI-STATE MUNICIPAL TRUST, a Massachusetts business trust (together, the “Holder”).
RECITALS
     A. Pursuant to a certain Loan Agreement dated as of February 1, 2007 (the “Loan Agreement”), by and between the New Jersey Economic Development Authority (the “Authority”) and a wholly-owned subsidiary of the Company, Converted Organics of Woodbridge, LLC (the “Borrower”), the Authority issued and sold its $17,500,000 aggregate principal amount Solid Waste Facilities Revenue Bonds (Converted Organics of Woodbridge, LLC — 2006 Project) Series A (the “Bonds”), for the purpose of making a loan to the Borrower in the amount of $17,500,000 (the “Loan”).
     B. The Loan is evidenced by a certain Promissory Note dated as of February 16, 2007 (the “Note”), which Note is secured by a certain Mortgage and Security Agreement (the “Mortgage”) and Assignment of Leases and Other Agreements (the “Assignment”), each dated as of February 16, 2007.
     C. As an inducement to the Authority to make the Loan and to Holder to purchase the Bonds, the Company entered into and executed a certain Guaranty Agreement dated as of February 16, 2007, pursuant to which it guaranteed the full, prompt and unconditional payment when due of any liability of Borrower owing to the Authority and the Holder with respect to the Loan.
     D. The Holder purchased the Bonds from Authority’s placement agent pursuant to a Bond Placement Agreement dated February 14, 2007.
     E. The Holder is the owner of warrants to purchase 2,284,409 shares the Company’s common stock (the “Class B Warrants”).
     F. Holder acknowledges that since the date of the Loan Agreement, the Company has periodically deposited funds into certain accounts with BNY Mellon, and as of August 31, 2010, $613,245.11 remained in such accounts (such amount, plus any additional interest accrued since August 31, 2010 thereon, the “Indenture Funds”).
     G. To induce the Holder to exchange the Bonds, the Class B Warrants and certain additional consideration described herein, for equity in the Company, the Company has authorized a new class of Series A Preferred Stock (the “Securities”), such Securities to have such rights and preferences relative to the common stock of the Company as set forth in the Certificate of Designation set forth in Exhibit A hereto.
     H. Pursuant to the terms of this Agreement and in consideration of the 17,500 shares of the Securities, the Holder will (i) transfer to the Company its interest in the Bonds, (ii) waive the interest accrued and unpaid from February 1, 2010 until the date hereof on the Bonds (the “Bond Interest”), (iii) transfer to the Company any and all rights with respect to the Indenture Funds and irrevocably waive any continuing rights relating to such Indenture Funds and (iv) relinquish and terminate the Class B Warrants (collectively, the “Consideration”).
     I. Notwithstanding the foregoing, the Company acknowledges that it shall remit to Holder, upon receipt of the Indenture Funds, an amount equal to Holder’s legal fees incurred in connection with this Agreement (“Holder’s Fees”).
     J. The issuance of the Securities is being made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “1933 Act”).
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:
1. EXCHANGE; INTEREST RELEASE.
     (a) Exchange Terms. On the date hereof (the “Closing Date”), the Holder shall, and the Company shall, pursuant to Section 4(2) of the 1933 Act, exchange the Consideration for the Securities. The closing (the “Closing”) of the exchange shall occur at the offices of the Company located at 137A Lewis Wharf, Boston, Massachusetts, 02110.
     (b)  Delivery. On the Closing Date, (i) the Holder shall deliver to the Company (a) DTC Transfer Instructions relating to the Bonds, instructing that the Bonds be transferred to the Company and (b) the Class B Warrant certificate (collectively, the “Holder Deliveries”) and (ii) the Company shall deliver to the Holder the Securities, registered in the name of the Holder.
     (c)  Interest Release. By executing this Agreement, Holder hereby irrevocably waives and relinquishes its right to the Bond Interest. Holder further acknowledges that as of the date hereof no interest, penalties, fees or expenses are due or payable to Holder related to the Bonds from the Company or Borrower.
     (d) Indenture Funds Release. By executing this Agreement, Holder hereby transfers to the Company any and all rights with respect to the Indenture Funds and irrevocably waives any rights relating to such Indenture Funds.
     (e) Company Obligation. Upon receipt of the Indenture Funds, the Company shall deliver to the Holder, by wire transfer of immediately available funds, an amount equal to Holder’s Fees.
2. HOLDER’S REPRESENTATIONS AND WARRANTIES.
     The Holder represents and warrants to the Company:

     (a) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.
     (b) No Public Sale or Distribution. The Securities are being acquired by the Holder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Holder does not presently have any agreement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof (“Person”) to distribute any of the Securities in violation of any applicable securities laws.
     (c) Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
     (d) Reliance on Exemptions. The Holder understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
     (e) Information. The Holder and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Holder, including, without limitation, the information related to the restructuring of the Company’s debt obligations and landlord and contractor obligations. The Holder and its advisors have been afforded the opportunity to ask questions of the Company. The Holder understands that its acquisition of the Securities involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
     (f) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the acquisition of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (g) Transfer or Resale. The Holder understands that: (i) the Securities and the Company’s common stock, par value $0.0001 per share, issuable upon conversion of all of the Securities (the “Conversion Shares”), have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the Holder (if requested by the Company), in a form reasonably acceptable to the Company, to the effect that such Securities and Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance (which shall not include an opinion of counsel) that such Securities and Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities and Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities and Conversion Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder; and (iii) except as set forth herein, neither the Company nor any other Person is under any obligation to register the Securities and Conversion Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
     (i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (j) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
     (k) General Solicitation. The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to the Holder that:
     (a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in material violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     (c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
     (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than such filings as are required to be made under applicable securities laws and the notice and application to the NASDAQ Stock Market for the listing of the shares of Company common stock underlying the Securities (the “Required Approvals”), and the Company will use its reasonable best efforts to keep its shares listed on the NASDAQ Stock Market.
     (e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

The Company has duly authorized the issuance and delivery of the Conversion Shares, and upon conversion of the Securities, the Conversion Shares will be fully paid and nonassessable and free of and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.
     (f) SEC Reports; Financial Statements. The Company has filed all reports, forms, statements and other documents required to be filed by the Company under the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     (g) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.
     (h) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.
     (i) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the 1934 Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (j) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
     (k) Disclaimer of Shareholder and Trustee Liability. The Company understands and agrees that the obligations of the Funds under this Agreement are not binding on any trustee or shareholder of the Funds personally but bind only the property of the Funds. The Company represents that it has notice of the provisions of the Declaration of Trust of the Holder disclaiming shareholder or trustee liability for acts or obligations of the Funds.
4. COVENANTS.
     (a) The Company shall, on or before 9:30 a.m., Eastern time, on the fourth (4th) Business Day following the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching all the material ancillary agreements, provided, however, that any press release or Form 8-K filing made by the Company pursuant to this section shall be subject to Holder’s prior review and approval.
     (b) After the six-month anniversary of the date hereof, upon written request of the Holder, the Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all or such maximum portion of the Conversion Shares as permitted by any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff, including, without limitation, the Manual of Publicly Available Telephone Interpretations D.29 (the “SEC Guidance”) that are: (i) not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the 1933 Act or (ii) not eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule

144. The Company shall use its reasonable best efforts to cause a Registration Statement filed hereunder to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the 1933 Act until all Conversion Shares covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (II) the Company is in compliance with the current public information requirement under Rule 144. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Conversion Shares permitted to be registered on a Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Conversion Shares), the number of Conversion Shares to be registered on such Registration Statement will reduced as required by the SEC Guidance. The Company agrees to pay all costs of the Company associated with the preparation and filing of the Registration Statement. The Holder shall be responsible for any broker or similar commissions.
5. REGISTER; LEGEND.
     (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to Holder), a register for the Securities in which the Company shall record the name and address of Holder as the Person in whose name the Securities has been issued. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.
     (b) Legends. The Holder understands that the certificates or other instruments representing the Securities and, if required by law, the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
6. MISCELLANEOUS.
     (a) Governing Law. The parties hereby agree that they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.
     (b) Counterparts. This Agreement may be executed in two identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
     (c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Notwithstanding anything to the contrary contained in this Agreement (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Holder, including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant this Agreement is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder and the Company, and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under this Agreement. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under this Agreement are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
     (e) Entire Agreement; Amendments. This Agreement and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein and this Agreement and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holder, provided that any party may give a waiver in writing as to itself.
     (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Converted Organics Inc.
137A Lewis Wharf
Boston, Massachusetts 02110
Attention: Edward J. Gildea, President
Facsimile: (617) 624-0333
With a copy (for informational purposes only) to:
Cozen O’Connor
The Army and Navy Building
1627 I Street, NW
Suite 1100
Washington, D.C. 20006
Attention: Ralph V. De Martino, Esq.
Facsimile: (866) 741-8182
If to the Holder:
Richard Stein
Director of Credit Research
OppenheimerFunds Inc.
350 Linden Oaks
Rochester, New York 14625
(585) 383-1300
rstein@oppenheimerfunds.com
With a copy (for informational purposes only) to:
Randy Legg
Vice President and Associate Counsel
OppenheimerFunds, Inc.
6803 South Tucson Way
Centennial, CO 80112-3924

(ph) 303-768-1026
(fax) 303-645-9606
rlegg@oppenheimerfunds.com
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities.
     (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
[Signature Page Follow]

     IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: CONVERTED ORGANICS INC.
By:
Name:
Title:

HOLDER: OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS
By:
Richard Stein, Vice President

OPPENHEIMER NEW JERSEY MUNICIPAL FUND
By:
Richard Stein, Vice President

Exhibit A
Certificate of Designation